                                                                      EXHIBIT 99
                                                                      ----------


FOR IMMEDIATE RELEASE

MEDIA CONTACT:  Tina Farrington, 419-784-2549, rfcmkt@rurban.net

INVESTOR CONTACT: Sandra Stockhorst, 419-784-4023, rfcinv@rurban.net

                  RURBAN FINANCIAL CORP. COMPLETES BRANCH SALES

Defiance, Ohio, June 9, 2003 - Rurban Financial Corp. ("Rurban") (Nasdaq: RBNF), a leading provider of full-service banking, investment management, trust services and bank data processing, today announced it has completed the sale of its Hancock and Putnam County branches located in Findlay, McComb and Ottawa, Ohio. Rurban Financial Corp. expects the transaction to result in a before-tax gain of approximately $12 million after associated expenses. This translates to approximately $1.74 per share after tax. The sale will be reported in the second quarter of 2003 and completes the branch sale program previously announced by Rurban. First Defiance Financial Corp. purchased these branches.

Kenneth A. Joyce, President and CEO, commented, "I am pleased with the positive progress we have achieved in re-building our capital levels following our loan losses in 2002. The strengthening of our capital base, adequate reserve levels and significant improvement in our loan underwriting criteria continue to demonstrate Rurban's ability to execute our strategic plan and improve shareholder value. All of our banking subsidiaries exceeded the regulatory definition of a "well capitalized" financial institution prior to this sale and this transaction serves to further enhance our capital position."

Rurban will retain approximately $32 million of loans from the RFC Banking Company loan portfolio. The RFC Banking Company banking charter will be surrendered and these loans will be retained as a loan subsidiary. "The loan subsidiary will have positive cash flow. Approximately 2/3 of the loans are paying as agreed and the remaining loans have been written down to their collateral value less collection costs. The cash flow created from the collection of these loans will be available to repay debt and ultimately fund future expansion of Rurban's other banking and data processing businesses," clarified Joyce.

"The future of Rurban is bright. Our goal is to resume dividends in the first half of 2004 and become a high performance organization. The level of dividends may be a bit lower in the beginning of the year and grow as our profitability grows. We believe that initially reducing the size of Rurban and streamlining our corporate structure are important steps to increasing our core profitability and provides the resources necessary to take advantage of new opportunities," stated Joyce.

ABOUT RURBAN FINANCIAL CORP.
---------------------------

Rurban Financial Corp. is a publicly held bank holding company based in Defiance, Ohio and is located on the Internet at http://www.rurbanfinancial.net. Rurban's common stock is quoted on the Nasdaq National Market System under the symbol RBNF.

The Company currently has 10,000,000 shares of stock authorized and 4,565,721 shares outstanding. The investment banking firms of McDonald & Co. Securities Inc. (Trident Securities

Division), Sweney Cartwright and Co., and Friedman, Billings, Ramsey Group, Inc. are the primary market makers for these shares.

Rurban's wholly owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A. and Rurbanc Data Services, Inc. (RDSI). The banks offer a full range of financial services through their offices in the Northern Ohio counties of Defiance, Paulding, and Fulton. Reliance Financial Services offers a diversified array of trust and financial services to customers nationwide. RDSI provides data processing services to community banks in Ohio, Michigan and Indiana.

Forward-Looking Statements
--------------------------

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.